UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2006 (May 25, 2006)
HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     Compensation of Non-Management Directors.
     On May 25, 2006, the Board of Directors (the “Board”) of HCA Inc. (the “Company”) approved the compensation that would be paid to each non-management director of the Company during their term commencing on May 25, 2006 (the “2007 Directors’ Fees/Compensation Policy”). A summary of the 2007 Directors’ Fees/Compensation Policy is set forth below.
     Each non-management director will receive an annual retainer of $55,000 for service on the Board. Each committee chairperson and the presiding director will receive an annual retainer of $10,000 for his or her service in that capacity, except that the Audit Committee chairperson will receive a retainer of $20,000. The annual retainer for service by a non-management director on a committee other than as a committee chairperson will be $3,000. All retainers are payable in one or more of cash, restricted stock, or restricted share units pursuant to an election previously made by the director. To the extent that a director elected to receive any such amounts in restricted stock and/or restricted share units, the director will receive a 25% premium on all such amounts.
     Each non-management director will be paid meeting fees of $2,000 for each meeting of the Board attended by such director in person or by telephone, and will be paid meeting fees of $1,500 for each committee meeting attended by such director in person or by telephone. All meeting fees will be paid in cash. In addition, non-management directors will be reimbursed for all travel-related expenses. A director will also receive a fee equal to the Board meeting fee if he or she attends a business-related meeting on behalf of the Company or if the director attends a meeting that the Company believes will further his or her education as a director of a public company.
     As a long term incentive, each non-management director will receive an award of options to purchase shares of the Company’s common stock having a value equal to $50,000 based upon a Black-Scholes valuation on the date of grant, and an award of restricted share units having a value equal to $50,000 based on the closing price of HCA common shares on the date of grant. One-fifth of the number of shares covered by the option award will vest on the date of grant, with additional installments of one-fifth of the number of shares covered by the option award becoming exercisable on the first, second, third and fourth anniversaries of the date of grant. The restricted share units awarded as long term incentive compensation will vest on the second anniversary of the date of grant.
     The foregoing summary is qualified by reference to the Company’s 2007 Directors’ Fees/Compensation Policy which is attached hereto as Exhibit 10.1. All stock options, restricted stock and restricted share units issued to non-management directors in connection with their 2006-2007 compensation will be issued under the HCA 2005 Equity Incentive Plan and pursuant to the forms of agreement attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.
     The Directors’ Matching Gift Program is part of the Company’s overall program of charitable contributions in which all current directors participate. Under the program, the HCA Foundation will match charitable contributions made by a director up to an aggregate maximum of $15,000 annually.
Item 9.01. Financial Statements and Exhibits.
     Exhibits

10.1	HCA 2007 Directors’ Fees/Compensation Policy
10.2	Form of Non-Qualified Stock Option Award Agreement (Directors)
10.3	Form of Restricted Stock Award Agreement (Directors)
10.4	Form of Restricted Share Unit Award Agreement (Directors)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
Executive Vice President and Chief Financial Officer

Date: June 1, 2006

EXHIBIT INDEX

10.1	HCA 2007 Directors’ Fees/Compensation Policy
10.2	Form of Non-Qualified Stock Option Award Agreement (Directors) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 2, 2005)
10.3	Form of Restricted Stock Award Agreement (Directors) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 2, 2005)
10.4	Form of Restricted Share Unit Award Agreement (Directors) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 2, 2005)